                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 2, 1998, with respect to the audited consolidated statements of operations, stockholders' equity and cash flows of Mid State Machine Products, Inc. for the year ended December 31, 1997, included in the Amendment No. 1 to the Registration Statement (No. 333-33438) filed on Form S-4 and the related Prospectus of Precision Partners, Inc. for the registration of $100,000,000 of 12% Senior Subordinated Notes.


                                            /s/ Baker Newman & Noyes
                                            Limited Liability Company

Portland, Maine
May 5, 2000